Exhibit 99.1

Investor Contact:	Media Contact:
Etta West	Victor Chayet
303-334-4772	303-334-5701
etta_west@jdedwards.com	victor_chayet@jdedwards.com

FOR IMMEDIATE RELEASE

J.D. EDWARDS ANNOUNCES RESULTS FOR THE

SECOND QUARTER ENDED APRIL 30, 2003

Company Extends Reach; Adds Over 70 Customers in the Quarter

DENVER, May 29, 2003 – J.D. Edwards & Company (Nasdaq: JDEC) today reported its results for the second quarter ended April 30, 2003. The results were within the preliminary ranges previously announced. Total revenue was $204 million, license fee revenue was $44 million and services revenue was $160 million. GAAP net loss was $393,000, or $0.00 per share. Pro forma net income was $1 million, or $0.01 per share.

For the six months ended April 30, 2003, total revenue was $409 million. GAAP net income was $6 million, or $0.05 per share, and pro forma net income was $7 million, or $0.06 per share.

Pro forma financial measures exclude certain items. A reconciliation of GAAP results to pro forma results is provided on the attached “Consolidated Statements of Operations.”

The cash and investment balances at April 30, 2003 were $402 million.

“The weak economic and unsettled geopolitical environment that impacted the global software industry affected J.D. Edwards in our second quarter,” said J.D. Edwards Chairman, President and CEO, Bob Dutkowsky. “I’m encouraged that more customers and prospects chose to do business with J.D. Edwards in this quarter than in the second quarter of last year. But in this environment, the transaction sizes were smaller, as our customers are licensing and implementing smaller increments of software. I’m also encouraged that our services business performed well in the second quarter, with improved consultant utilization around the globe. Finally, our cash and investment position continued to increase.”

Highlights

Customer transactions and other recent highlights include:

•	Signed new license agreements. The Company signed agreements for its collaborative solutions with customers including The ServiceMaster Company LP, United Technologies Corporation, Pharmavite LLC, Lancaster Colony Corporation, CarrAmerica Realty, Indoff Incorporated, Pharmaceutical Resources, Inc. and Majestic Realty Co. in the United States; Mark’s Work Wearhouse Ltd in Canada; Kidde PLC, Royal Numico N.V., Vincenzo Zucchi SpA, Vers Direct Informatisierung B.V. in Europe; Rand Refinery Ltd in South Africa; Bradnam’s Windows & Doors Pty Ltd in Australia/New Zealand; and Fujita Corporation in Asia Pacific.

•	Delivered enhanced supply chain management functionality as part of J.D. Edwards Supply Chain Management 9.0. J.D. Edwards released Supply Chain Business Modeler (SCBM) and a new demand management solution-Demand Forecasting. SCBM is a unique supply chain application for manufacturing and distribution-centric companies that consolidates data across disparate business applications into a single data warehouse and helps companies connect business processes throughout their supply chain. This application automatically manages data shared by planning, order management, multi-mode manufacturing and logistics applications. Demand forecasting works in tandem with the Company’s Demand Consensus product to create a collaborative Demand Management solution that gives customers the information required to better control inventory, plan production and balance supply and demand.

Conference Call

J.D. Edwards will hold a conference call to review the second quarter 2003 results at 5:00 p.m. Eastern Time today. A webcast of the conference call will be available to all interested parties on the “Investor Relations” section of the J.D. Edwards web site at www.jdedwards.com.

About J.D. Edwards

J.D. Edwards makes customers stronger, enabling them to solve their most important business challenges. The company offers collaborative enterprise software as well as consulting, education and support services. J.D. Edwards’ offerings are differentiated by a deeply ingrained attitude of listening to customers, innovating on their behalf, and delivering solutions as part of a results-oriented relationship. Founded in 1977 and headquartered in Denver, J.D. Edwards focuses on long-term business partnerships and helping its 6,700 customers in more than 110 countries collaborate electronically to manage their business processes, supply chains, enterprise assets and supplier and customer relationships. For more information: www.jdedwards.com or 1-800-727-5333.

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J.D. Edwards is a registered trademark of J.D. Edwards & Company. The names of all other products and services of J.D. Edwards used herein are trademarks or registered trademarks of J.D. Edwards World Source Company. All other product names used herein are trademarks or registered trademarks of their respective owners. The historical results stated above are not necessarily indicative of the results of any future period.

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Portions of this press release relating to J.D. Edwards’ future prospects contain “forward-looking statements” which are subject to certain risks and uncertainties that could cause actual results to differ materially. These statements reflect J.D. Edwards’ current beliefs and are based on information currently available to J.D. Edwards. Among the risks that may affect the Company’s business are the potential for a continued downturn in general economic and market conditions, the impact of war on general business conditions, substantial fluctuations in the Company’s future license fee revenue and results of operations from period to period as uncertain economic conditions affect the timing of customer orders and amount of capital spending, the Company’s ability to close large transactions, sales forecasts may not consistently correlate to revenue in a particular quarter, future services revenue is dependent on the Company’s license contract activity and the Company’s ability to attract and retain key direct revenue-generating employees, volatility in the Company’s stock price, and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. For a more detailed discussion of information regarding these and other risks that affect the company’s operating results, please refer to J.D. Edwards & Company’s most recent Annual Reports on Form 10-K, the most recent 10-Q, and future quarterly and annual reports. Copies of these documents can be obtained on the J.D. Edwards Investor Relations web site at www.jdedwards.com/investorrelations or by contacting the Investor Relations Department at 877-533-5332 (877-JDE-JDEC). The Company undertakes no obligation to update the information contained in this release, including any forward-looking statements, or to update any information on its web site.

J.D. EDWARDS & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2002	2003	2002	2003
Revenue:
License fees	$54,070	$43,551	$98,010	$90,393
Services	169,530	159,954	330,258	319,042

Total revenue	223,600	203,505	428,268	409,435
Costs and expenses:
Cost of license fees	9,209	8,569	14,492	17,395
Cost of services	81,164	77,463	159,683	155,199
Sales and marketing	68,900	63,148	132,635	121,809
General and administrative	22,427	22,198	44,807	43,853
Research and development	30,432	32,433	59,563	63,259

Subtotal	212,132	203,811	411,180	401,515
Operating income (loss) before certain charges	11,468	(306)	17,088	7,920
Amortization of acquired software and other acquired intangibles and other acquisition related charges	6,379	2,305	12,707	4,499
Acquired in-process research and development	—	—	4,600	—
Restructuring and other related charges	1,576	—	1,546	—

Operating income (loss)	3,513	(2,611)	(1,765)	3,421

Other income (expense):
Interest and dividend income	1,479	1,413	2,903	3,259
Losses on equity investments	(586)	—	(586)	—
Interest expense, foreign currency gains (losses) and other, net	(304)	742	(1,258)	424

Income (loss) before income taxes	4,102	(456)	(706)	7,104
Provision for (benefit from) income taxes	576	(63)	(99)	995

Net income (loss)	$3,526	$(393)	$(607)	$6,109

Net income (loss) per common share (1):
Basic	$0.03	$0.00	$(0.01)	$0.05

Diluted	$0.03	$0.00	$(0.01)	$0.05

Shares used in computing per share amounts:
Basic	118,564	120,780	117,532	120,151
Diluted	122,723	120,780	117,532	122,524
Reconciliation of net income (loss) to pro forma net income:
Net income (loss)	$3,526	$(393)	$(607)	$6,109
Adjustments to net income (loss):
Amortization of acquired software, other acquired intangibles, and acquisition related deferred stock compensation	6,379	2,305	12,707	4,499
Write-off of acquired in-process research and development	—	—	4,600	—
Restructuring and other related charges	1,576	—	1,546	—
Loss on equity investments	586	—	586	—
Income tax effect (2)	(4,481)	(803)	(7,592)	(3,647)

Pro forma net income	$7,586	$1,109	$11,240	$6,961

Reconciliation of net income (loss) per common share to pro forma net income per common share (1):
Basic net income (loss) per share	$0.03	$0.00	$(0.01)	$0.05
Pro forma adjustments	0.03	0.01	0.11	0.01

Pro forma basic income per share	$0.06	$0.01	$0.10	$0.06

Diluted net income (loss) per share	$0.03	$0.00	$(0.01)	$0.05
Pro forma adjustments	0.03	0.01	0.10	0.01

Pro forma diluted net income (loss) per share	$0.06	$0.01	$0.09	$0.06

Shares used in computing pro forma per share amounts:
Basic	118,564	120,780	117,532	120,151
Diluted	122,723	122,715	120,486	122,524

(1)	For periods in which the Company reports a net loss, common stock equivalents such as stock options are not included in the computation of diluted loss per share. The effect of including common stock equivalents would be to decrease the reported losses per share, which is not appropriate under generally accepted accounting principles.
(2)	An assumed tax rate of 40% is used to calculate the pro forma income tax effect.

J.D. EDWARDS & COMPANY

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	October 31,	April 30,
	2002	2003
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$302,830	$340,610
Short-term investments	301	11,945
Accounts receivable, net of allowance for doubtful accounts of $12,300 and $11,000 at October 31, 2002 and April 30, 2003	193,202	179,602
Other current assets	38,344	27,869

Total current assets	534,677	560,026
Long-term marketable securities and other investments	17,203	13,037
Restricted cash, cash equivalents, and investments	35,995	35,995
Property and equipment, net	69,728	72,458
Software costs, net	77,275	72,816
Goodwill, net	67,292	79,918
Intangible and other assets, net	7,483	5,365

	$809,653	$839,615

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,032	$24,648
Unearned revenue and customer deposits	181,728	221,954
Accrued liabilities	138,737	100,701

Total current liabilities	355,497	347,303
Unearned revenue, net of current portion, and other	12,271	16,322

Total liabilities	367,768	363,625

Stockholders’ equity:
Preferred stock, no series, $.001 par value; 4,700,000 shares authorized; none outstanding	—	—
Preferred stock, series A participating, $.001 par value; 300,000 shares authorized; none outstanding	—	—
Common stock, $.001 par value; 300,000,000 shares authorized; 121,294,328 and 122,332,995 shares issued as of October 31, 2002 and April 30, 2003, respectively; 119,281,613 and 121,363,415 shares outstanding as of October 31, 2002 and April 30, 2003, respectively	121	122
Additional paid-in capital	493,779	501,521
Treasury stock, at cost; 2,012,715 and 969,580 shares as of October 31, 2002 and April 30, 2003, respectively	(24,262)	(11,497)
Deferred compensation	(1,421)	(836)
Accumulated deficit	(10,882)	(4,773)
Accumulated other comprehensive income (loss): unrealized gains (losses) on equity securities and foreign currency translation adjustments, net	(15,450)	(8,547)

Total stockholders’ equity	441,885	475,990

	$809.653	$839,615